UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PowerShares Actively Managed

Exchange-Traded Fund Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share	Bats BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-147622

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of PowerShares Conservative Multi-Asset Allocation Portfolio, PowerShares Moderately Conservative Multi-Asset Allocation Portfolio, PowerShares Balanced Multi-Asset Allocation Portfolio and PowerShares Growth Multi-Asset Allocation Portfolio, each a series of PowerShares Actively Managed Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 294 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148) as filed with the Securities and Exchange Commission on February 15, 2017, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
PowerShares Conservative Multi-Asset Allocation Portfolio	81-4822364
PowerShares Moderately Conservative Multi-Asset Allocation Portfolio	81-4838642
PowerShares Balanced Multi-Asset Allocation Portfolio	81-4860996
PowerShares Growth Multi-Asset Allocation Portfolio	81-4877694

ITEM 2.	EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 18, 2007.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 294 to the Trust’s Registration Statement on Form N-1A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 15, 2017

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary